EXHIBIT 23.1



INDEPENDENT AUDITORS' CONSENT



We consent to the incorporation by reference in this Registration Statement of BioTime, Inc. on Form S-3 of our report dated February 16, 2001 (March 27, 2001 as to the third paragraph of Note 9), appearing in the Annual Report on Form 10-K of BioTime, Inc. for the year ended December 31, 2000 and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.


San Francisco, California
December 17, 2001